Exhibit 99.1

Contact:
Crescendo Communications, LLC
David Waldman or John Quirk
Tel: (212) 671-1020
Email: newn@crescendo-ir.com

New Energy Systems Group Promotes Nian Chen to CEO

New York and Shenzhen – May 14, 2010 – New Energy Systems Group (OTCBB: NEWN) (“New Energy”), a vertically integrated original design manufacturer (ODM) and distributor of lithium ion batteries and backup power systems, today announced the appointment and promotion of Mr. Nian Chen as the company’s new CEO. Mr. Chen replaces Mr. Fushun Li, who resigned as CEO on May 14, 2010 and will remain a member of New Energy’s board of directors.

Immediately prior to his promotion, Mr. Chen was a vice president of New Energy’s Anytone division, and was also a co-founder of Anytone, which New Energy acquired in December 2009. His responsibilities at Anytone included oversight of research and development, engineering, production and quality control. During his tenure, Anytone grew from a start-up to one of the largest ODM manufacturers of backup power systems for portable electronics in China. Prior to joining Anytone, Mr. Chen served for more than five years as vice president of Shenzhen Vogue Industries Co., Ltd., a manufacturer of portable electronics. Mr. Chen received his MBA from The Management Institute of Hubei Province and his undergraduate degree from Huangshi Institute of Technology.

Mr. Weihe Yu, Chairman of New Energy, commented, “I am extremely pleased to promote Nian Chen to the role of CEO. I have known and worked with him for over 5 years, and I am confident that our company will benefit from his deep understanding of the consumer electronics industry. In addition, our rapidly growing company will benefit from his strong operational and managerial skills. We have been planning this leadership change for some time and consequently anticipate a seamless transition.  At the same time, I want to extend my sincere gratitude to Fushun Li for his dedication and exemplary stewardship in his role as CEO. Fushun proved himself to be an effective manager adept at establishing and driving New Energy’s vertical integration strategy. We look forward to his continued contributions as a member of the company’s board of directors.”

About New Energy Systems Group

New Energy Systems Group is a vertically integrated original design manufacturer and distributor of lithium ion batteries and backup power systems for mobile phones, laptops, digital cameras, MP3s and a variety of other portable electronics. The company’s end-user consumer products are sold under the Anytone brand in China, and the company has begun expanding its international sales efforts. The fast pace of new mobile device introductions in China combined with a growing middle class make it fertile ground for New Energy’s end-user consumer products as well as its high-powered, lightweight lithium ion batteries. In addition to historically strong organic growth, New Energy anticipates that it will benefit from economies of scale, broader distribution, greater production capacity and higher profit margins in 2010. Additional information about the company is available at: www.newenergysystemsgroup.com.

Forward Looking Statements

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary and affiliated companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes,” “expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

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